Exhibit 10.5

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is made on the 28th day of September, 2012, by and between THE NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (“Secured Party”), having an address at 36 West State Street, PO Box 990, Trenton, New Jersey 08625-0990, and X-FACTOR COMMUNICATIONS HOLDINGS, INC., a Delaware corporation, having an address at 3 Empire Boulevard, 5th Floor, South Hackensack, NJ 07606  (“Debtor”).

RECITALS:

A.           This Agreement is made to secure the performance of the Debtor pursuant to a Corporate Guarantee Agreement of even date herewith, to secure the payment of all obligations pursuant to a Secured Convertible Promissory Note as amended and Convertible Loan Agreement dated July 31, 2009 as amended (the "Loan Agreement") made and given by X-FACTOR COMMUNICATIONS, LLC (the "Borrower").

B.           Borrower and Debtor have completed a reverse merger pursuant to which Borrower has become the wholly owned subsidiary of Debtor (the “Transaction”). In connection with the Transaction, the Secured Party, Borrower and Debtor have agreed that Debtor will pledge certain collateral to the Secured Party to further secure the payment of all obligations under the Agreements.

C.           To secure all current and future obligations and indebtedness of the Debtor to the Secured Party, the Debtor has agreed to grant to the Secured Party a continuing valid first priority general lien upon and a security interest in the Collateral (as defined below) of the Debtor, including any Intellectual Property (as defined below) of Debtor, on the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           DEFINITIONS:  As used herein, the term:

A.  “Obligations and Indebtedness” shall mean any and all indebtedness which may now or hereafter be owing by the Debtor to the Secured Party, whether secured by pledge or lien upon or security interest in its properties, or in the properties of any other person, firm or corporation, whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect, and whether the liability for such indebtedness is as principal, surety, endorser, guarantor or otherwise, and the performance and fulfillment by the Debtor of all of the terms, conditions, promises, covenants and provisions contained in this Security Agreement, and any other agreement to which the Debtor and the Secured Party are parties or otherwise bound.

B.  “Accounts” or “Accounts Receivable” shall have the meaning set forth in the Code and shall include the Debtor’s rights to payment for goods and Equipment (as hereinafter defined) sold, rented or leased, or services performed and includes open accounts, installment contracts receivable, notes, bills, acceptances, leases and all other forms or obligation for goods sold or services rendered, whether the same now exist or are hereafter created or possessed by the Debtor.

C.  “Inventory” shall have the meaning set forth in the Code and shall include all of the products sold or to be sold by the Debtor, and all work in process and materials used or consumed by the Debtor in connection with the sale of the products, now existing or hereafter arising, and shall also include all packing, shipping, advertising and promotional materials and supplies.

D.  “Equipment” shall have the meaning set forth in the Code and shall include all machinery, equipment (including but not limited to, cash registers, computers, safes and display fixtures), vehicles, trailers, trucks, automobiles, trade styles, furniture and fixtures, now existing or hereafter arising, of the Debtor.

E.  “Other Assets” shall mean all membership interests in Borrower, all contract rights, chattel paper, leasehold improvements and general intangibles, including, without limitation, goodwill, patents, trademarks, trade names, art work, catalogs, brochures, merchandising, promotional and advertising material, blueprints, mailing lists, designs, product lines, research and development and other personal property of the Debtor, whether the same now exist or are hereafter created or possessed by the Debtor.

F.  “Collateral” shall mean all Accounts Receivable, Inventory, Equipment, and Other Assets of the Debtor, now existing or hereafter acquired or arising, and their respective proceeds, cash and non-cash, as well as all Collateral referenced in any Financing Statement (Form UCC-1) filed by Secured Party and/or the Debtor.

G. “Intellectual Property” shall mean any and all worldwide industrial and intellectual property rights and all rights associated therewith, including all patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data, proprietary processes and formulae, algorithms, specifications, customer lists and supplier lists, all industrial designs and any registrations and applications therefor, all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor, Internet domain names, Internet and World Wide Web URLs or addresses, all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto, all mask works, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology, all computer software, including all source code, object code, firmware, development tools, files, records and data, all schematics, netlists, test methodologies, test vectors, emulation and simulation tools and reports, hardware development tools, and all rights in prototypes, breadboards and other devices, all databases and data collections and all rights therein, all moral and economic rights of authors and inventors, however denominated, and any similar or equivalent rights to any of the foregoing, and all tangible embodiments of the foregoing.

H.  Except as heretofore modified, all terms used herein which are defined in the Uniform Commercial Code of the State of New Jersey as from time to time in effect (the “Code”) shall have the same meaning herein as in the Code.

2.  DEBTOR’S PLACES OF BUSINESS:  The Debtor warrants that the primary place of business is the address and location designated as such on Schedule A, annexed hereto and made a part hereof.  The Debtor further warrants that all records relating to the Collateral are and will be located at said premises and shall not be removed therefrom.  In addition to the primary places of business, the Debtor further warrants that the Collateral, other than the outstanding shares of common stock, is located only at the locations set forth on Schedule A, and at no other places.  The Debtors shall notify Secured Party in writing of any changes or discontinuance of its respective place of business, of any other places at which either of them may hereafter conduct business, and any change in the place where the Collateral shall be located and kept, all at least fifteen (15) days prior to any such change.

3.  GRANT OF SECURITY INTEREST:  As security for the prompt performance and payment in full by the Debtor of all of its respective Obligations and Indebtedness, the Debtor hereby assigns, transfers, pledges and grants to the Secured Party a continuing general lien upon and a security interest in the Collateral, whether now existing or hereafter acquired by way of replacement, substitution, addition, accession or otherwise, and all books and records of account, documents and papers relating to such Collateral.  The security interest and lien created and provided for herein shall, without break in continuity and without further formality or act, continue in and attach to all proceeds thereof no matter how or when arising and regardless of the nature thereof.

4.  COLLATERAL CONTROL:  The Borrower agrees that it will not transfer, or cause to have been transferred, title to or possession of any interest in the Collateral, or any part thereof, other than in the normal course of business, to any person or entity, without the prior express written consent of the Secured Party.  The Debtor shall provide the Secured Party promptly with any information concerning the Collateral which shall be reasonably required by the Secured Party.  So long as no event of default exists under this Agreement or under any of the Transaction Documents as that term is defined in the Loan Agreement, the Debtor shall be entitled to receive and collect, comprise and settle all proceeds of its Collateral.  Upon a default under this Agreement or the Transaction Documents, the Debtor’s right to collect said proceeds shall be terminated and the Debtor shall hold all of said proceeds in trust for the account of the Secured Party in a separate lock box or specifically designated account, and shall deliver the same of the Secured Party in the identical form received.

5.  TITLE; LIENS:  (a)  The Debtor hereby represents and warrants that it is or will be, at the time additional property of such nature is acquired by the Debtor, the absolute owner of the Collateral, with full right to pledge, assign, transfer and create a security interest therein, free and clear of all claims and demands of all other persons or entities, except as may be permitted by this Agreement or the Loan Agreement.  The Debtor shall not grant, create, permit or suffer to exist any additional lien upon or security interest in the Collateral in favor of any party other than the Secured Party, except as may be permitted by sub-paragraph (b), below.

(b) The Secured Party hereby acknowledges that the Debtor may, from time to time, seek financing or credit in connection with its business and/or operations, from a state or federally chartered institutional lender (“Bank”).  The Secured Party hereby agrees to subordinate the liens on the Collateral (except Intellectual Property and Debtor’s membership interest in Borrower, as mentioned in Section 12.01 herein), granted herein to the extent of the aggregate amount of $125,000, to any liens granted to a Bank for the purposes expressed above (“Senior Indebtedness”).  To effect such subordination, the Secured Party agrees to execute a valid and binding inter-creditor agreement with any such Bank in form and substance reasonably acceptable to the Secured Party’s counsel.  Nothing in this Paragraph 5 (b) shall obligate Secured Party to diminish any rights other than the subordination of the priority of the liens in the Collateral granted to the Secured Party pursuant to this Security Agreement in favor of such Bank, and then only to the extent of $125,000 nor to take any act or enter into any agreement that is inconsistent with the board action of Secured Party authorizing the transactions associated with this Agreement.  Any amount in excess of $125,000 requires the express prior written consent of Secured Party authorizing the transaction associated with this Agreement. Said consent shall not be unreasonably withheld.

6.  PERFECTING SECURITY INTEREST:  The Debtor agrees to perform any and all steps requested by the Secured Party to perfect the security interest granted herein by way of filing notices of lien, financing statements, control agreements continuation statements or amendments thereto, and grants to the Secured Party the right to file any of the above in which a debtor’s signature is required under the Code.  Where Collateral or any of the proceeds thereof are in the hands of third parties, agents or custodians of the Debtor, it shall, after default and on the Secured Party’s request, notify such third parties, agents or custodians of the Secured Party’s security interest therein, and instruct them to hold the same for Secured Party’s account and subject to Secured Party’s instructions.

7.  TAXES, CHARGES:  The Debtor shall pay, when due, all taxes, assessments and other charges lawfully levied or assessed upon the Collateral subject to the Secured Party’s security interest, and if such taxes, assessments or charges remain unpaid after the date fixed for payment of same, or if any lien shall be claimed which in the Secured Party’s opinion might create a valid obligation having priority over the rights granted to the Secured Party herein, the Secured Party may, upon notice to the Debtor, pay those taxes, assessments, charges or claims, and the amount thereof shall be added the Obligations and Indebtedness hereby secured.  All expenses incurred by the Secured Party (including, but not limited to, attorney’s fees) in protecting, enforcing or foreclosing the security interest granted to the Secured Party hereunder, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions or proceedings arising out of or related to the Secured Party’s transactions with the Debtor, as applicable, shall be borne and paid for by the Debtor, and, until paid, shall be added to the Obligations and Indebtedness hereby secured.  Any additional indebtedness created or incurred pursuant to the provisions of this Paragraph 7, shall bear interest at the rate of default interest per month until paid, subject to the limitations of applicable law.

8.  DEFAULT:  (i) Upon the happening of an event that constitutes an “Event of Default” under the Loan Agreement, or (ii) in the event of a breach by the Debtor of this Agreement, the Corporate Guarantee Agreement, the Membership Interest Pledge Agreement or any agreement herein contained or referred to if such breach is not cured within any applicable grace period, or (iii) if, in the reasonable judgment of the Secured Party, the Debtor has taken action or has failed to take action which has resulted or will result in a material impairment of the Collateral, the Secured Party shall have the right, without notice to the Debtor, take possession of the Collateral, and all books and records of account, documents and papers relating thereto, without judicial process, and to enter any premises where the same may be located for the purpose of taking possession of or removing same.  Upon the occurrence of an Event of Default, the Secured Party shall have the right to sell, lease or otherwise dispose of all or any part of the Collateral, either at public or private sale, in lots or in bulk, for cash or for credit, under the provisions of the Code or any other law(s) that may be applicable, and it shall have the right to purchase at any such sale free of any right of redemption which is hereby expressly waived by the Debtor.  Unless Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognizable market, the Secured Party shall give the Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or intent to purchase is to be made.  The requirement of reasonable notice shall be met if such notice is given as provided herein, at least ten (10) days before the time of sale or disposition.  The proceeds of any sales, collections or other dispositions of Collateral shall be applied first to the reasonable expenses of retaking, holding, storing, processing, preparing for sale, collection and the like, and then to the satisfaction of the Obligations and Indebtedness of the Debtor, application as to particular Obligations and Indebtedness or as to principal or interest to be in the Secured Party’s sole discretion.  The Debtor shall be liable for and shall pay to the Secured Party on demand any deficiency that may remain after any disposition as herein provided.  In addition to the foregoing, the Secured Party shall have all other rights, as a secured party, under the Code and any other applicable law(s).

9.  POWER OF ATTORNEY:  The Debtor irrevocably makes, constitutes and appoints the Secured Party, any of its officers, employees or agents as its attorneys-in-fact, with full power of substitution, to receive, open and dispose of all mail addressed to the Debtor.  Until satisfaction and payment of all Obligations and Indebtedness, the Secured Party shall have the irrevocable right and authority to direct post office authorities, by notice given in the name of the Debtor and signed by the Secured Party or any agent thereof, to deliver all such mail to whatever address the Secured Party may designate.  The Secured Party is hereby authorized to sign and endorse and use the name of the Debtor or any trade name or bank name, upon any and all checks, drafts, acceptances, money orders, notes and other similar instruments, by designated officers, employees or agents, and the Debtor hereby releases any bank, trust company or other institution accepting any of those instruments from any liability arising therefrom.  The powers contained in this Paragraph 9 shall be and become effective only upon the happening of a default under, or breach of the Transaction Documents or a default or breach hereunder, and shall be used solely for the purpose of protecting the security interest granted herein.

10.  TERM:  The lien, rights and security interest granted to the Secured Party hereunder shall continue in full force and effect until the final payment and full performance of all Obligations and Indebtedness of the Debtor to the Secured Party or the loan disbursed under the Loan Agreement is fully converted.

11.  SUCCESSORS AND ASSIGNS:  This Agreement is subject to modification only in writing, and cannot be changed orally.  All of the rights, privileges, remedies and options given to the Secured Party shall inure to the benefit of its successors and assigns; and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall inure to the benefit of and shall bind the Debtor, its respective successors and assigns.  The Debtor cannot assign this Agreement without the written consent of the Secured Party. All attempts to assign the Agreement without such consent shall be null and void.

12.           MISCELLANEOUS:

12.01.           Entire Understanding; Amendment.  This Agreement and the documents referenced herein represent the entire understanding of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous negotiations, understandings and agreements, written or oral, between the parties hereto with respect to the subject matter hereof and thereof, all of which prior agreements and understandings are hereby rendered null and void.  This Agreement may not be amended or modified except by a writing executed by the parties hereto. Notwithstanding the foregoing, it is acknowledged and agreed that the Debtor and Secured Party have also executed a Membership Interest Pledge Agreement, dated the date hereof, which separately addresses Debtor’s granting to Secured Party a first lien on Debtor’s membership interest in Borrower.

12.02.           No Waiver.  No waiver of any provision hereof shall be effective unless set forth by a written instrument signed by the parties hereto.

12.03.           Counterparts.  This Agreement may be executed and delivered by telecopier, e-mail, PDF or other facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

12.04.           Headings. Paragraph and Section headings contained in this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement.

12.05           Jurisdiction.  This Agreement and the performance of the parties hereunder shall be construed and interpreted in accordance with the laws of the State of New Jersey, wherein it was negotiated and executed, and the parties hereunder consent and agree that the State and Federal Courts which sit in the State of New Jersey shall have jurisdiction with respect to all controversies and disputes arising hereunder.

12.06.           WAIVER OF JURY TRIAL AND SETOFF.  THE DEBTOR HEREBY WAIVES THE RIGHT TO INTERPOSE COUNTERCLAIMS OR SETOFFS OF ANY KIND AND DESCRIPTION IN ANY LITIGATION ARISING HEREUNDER AND WAIVES THE RIGHT IN ANY LITIGATION WITH SECURED PARTY (WHETHER OR NOT ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT) TO TRIAL BY JURY.

12.07.           Construction.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.  If any such provision shall be prohibited by or invalid under any law, such provision shall be effective to the extent permitted by such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

12.08           Rights Cumulative; Forbearance.  The rights, powers and remedies given to the Secured Party under this Agreement shall be in addition to and not in lieu of all rights, powers and remedies given to it by virtue of any other document or instrument executed and delivered by the Debtor and the Secured Party or to which the Debtor and the Secured Party are both parties or both otherwise bound, or otherwise available to the Secured Party under the law or in equity.  Any forbearance, failure or delay by the Secured Party in exercising any right, power or remedy under this Agreement or in any other documents or instrument executed and delivered by the Debtor and the Secured Party or to which the Debtor and the Secured Party are both parties or both otherwise bound, or otherwise available to the Secured Party shall not be deemed to be a waiver of such right, power or remedy, nor shall any single or partial exercise of any right, power or remedy preclude the further exercise thereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement the day and year first above written.

DEBTOR:

X-FACTOR COMMUNICATION HOLDINGS, INC.

By:	/s/ Charles Saracino
Name:	Charles Saracino
Title:	President & CEO

SECURED PARTY:

NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY

By:	/s/ Daniel Weick
Name:	Daniel Weick
Title:	Director-Finance and Bond Portfolio Management

ACKNOWLEDGMENT

STATE OF NEW JERSEY      :
          ss.:
COUNTY OF __________    :

BE IT REMEMBERED, that on this _____ day of September, 2012, before me, the subscriber, personally appeared CHARLES SARACINO, who, being by me duly sworn, did depose and make proof to my satisfaction that he is the PRESIDENT & CEO of X-FACTOR COMMUNICATIONS HOLDINGS, INC., the entity mentioned in the within Instrument; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Directors of said entity; and said Instrument was signed and delivered by said officer as and for the voluntary act and deed of said entity.

_____________________________

ACKNOWLEDGMENT

STATE OF NEW JERSEY    :
ss.:
COUNTY OF MERCER        :

BE IT REMEMBERED, that on this ____ day of __________, 2012, before me, the subscriber, personally appeared DANIEL WEICK, who, being by me duly sworn, did depose and make proof to my satisfaction that she is the DIRECTOR – FINANCE AND BOND PORTFOLIO MANAGEMENT of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY, the authority mentioned in the within Instrument; that the execution, as well as the making of this Instrument, has been duly authorized by a proper resolution of the Board of Members of said authority; and said Instrument was signed and delivered by said officer as and for the voluntary act and deed of said authority.

_____________________________

SCHEDULE A

Primary Places of Debtor’s Business

3 Empire Boulevard, 5th Floor
South Hackensack, NJ 07606

Additional Collateral Locations:

None